UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Journal Media Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Gannett Merger: Significant Benefits for JMG Shareholders February 2016

Attractive transaction multiple based on “fully synergized*” JMG EBITDA Cash offer removes risks in a period of industry challenges and macroeconomic uncertainty JMG conducted a comprehensive multi-step process with two of the most logical and aggressive acquirers Thorough diligence conducted by both parties over approximately two months Scope of diligence by both parties included a review of the real estate portfolio JMG has had ability to receive superior proposals post announcement JMG owned real estate is key to operations – any sale of that real estate would incur direct replacement costs or lease payments and potential operational disruption $12/share merger consideration is immediate and certain. Timing and amount realizable from real estate is purely speculative Journal Media Group 2 * Adjusted for future anticipated synergies from Journal/Scripps merger integration Executive Summary

Substantial, Certain Value in a Period of Uncertainty $12 Represents: 45% premium to our closing stock price of $8.30 on October 7, 2015 95% premium to our public-period low closing stock price of $6.17 on August 24, 2015 67% premium to our volume-weighted average closing stock price of $7.18 over the 90-day period ended October 7, 2015 Journal Media Group 3 Avoids exposure to future risks in business performance or financial markets The preponderance of the evidence suggests that downside risks in the US economy are growing.. . financial conditions have tightened materially and US equities sold off sharply amid the global selloff and lower oil prices. – Lewis Alexander, Nomura, 1/15/16 What these conditions mean is that investors need to prepare for a structurally higher volatility environment and, importantly, higher market tail risk . . . JPM business cycle indicator as of Dec-end moved back slightly into contraction state. – Dubravko Lakos-Bujas, JP Morgan, 1/12/16

Operating, Valuation and General Market Risks Evident Journal Media Group 4 Source: S&P Capital IQ. Note: Indices are market cap weighted. Market data as of 1/27/2016. Individual company and the newspaper index performance assumes reinvestment of dividends. S&P 500 index performance does not. Newspaper index includes: A. H. Belo Corporation, Lee Enterprises, Incorporated, New Media Investment Group Inc., The McClatchy Company and Tribune Publishing Company. (52.5%) Lee Enterprises (8.6%) S&P 500 (53.2%) Tribune Publishing (27.0%) New Media Investments (50.3%) McClatchy (28.4%) A.H. Belo (35.1%) Newspaper Index(1) 39.2% Journal Media Group 01/27/16 (65%) (55%) (45%) (35%) (25%) (15%) (5%) 5% 15% 25% 35% 45% JMG Newspaper Index S&P 500 AHC LEE MNI NEWM TPUB A

$12 All-Cash Deal Provides Certainty of Value and Liquidity in a Volatile Market

"Without doubt, the U.S. newspaper business is in long-term decline… Ad spending in newspapers has declined at high-single to low-double-digit rates over the previous several years. Further declines and at faster rates may be difficult to replace or offset with cost cuts."
- **Steve Ferazani, Cantor Fitzgerald, 10/7/15**

"Due to the structural decline of print, we think the long-term economics of newspapers will remain poor… One principle that often serves media investors well is that advertising spending generally follows eyeballs. If you believe this, as we do, you should expect print ad spending to fall further."

"We think the multiple for print newspapers has remained low due to the structural decline of print, and we believe there is still downside risk to multiples as the earnings decline continues."
- **Matthew Brooks, Macquarie Research, 5/15/15**

HISTORICAL ADVERTISING REVENUE PERFORMANCE (YEAR OVER YEAR ON A QUARTERLY BASIS)

	2014				2015			
Company	**Q1**	**Q2**	**Q3**	**Q4**	**Q1**	**Q2**	**Q3**	**Prelim Q4**
Journal Media Group Merged Company[1]	(4.3%)	(5.2%)	(7.0%)	(9.1%)	(9.3%)	(12.7%)	(9.5%)	(9.9%)
Pure-Play Newspaper Companies								
Gannett Co.[2]	(5.8%)	(7.3%)	(5.8%)	(8.7%)	(7.7%)	(9.3%)	(14.1%)	
McClatchy Company	(6.7%)	(7.0%)	(8.6%)	(10.8%)	(12.0%)	(12.5%)	(10.2%)	
New Media Investment Group[3]	(7.5%)	(3.9%)	1.0%	(0.4%)	(0.8%)	(5.9%)	(8.7%)	
Lee Enterprises[4]	(4.3%)	(3.2%)	(3.0%)	(5.6%)	(4.9%)	(8.9%)	(9.0%)	
A.H. Belo	(7.2%)	(6.1%)	(11.0%)	(6.0%)	(8.1%)	(10.5%)	(2.1%)	
Tribune Publishing	(7.5%)	(7.1%)	(9.5%)	(10.4%)	(5.7%)	(10.5%)	(9.6%)	
Average of Pure-Play Newspaper Companies	**(6.5%)**	**(5.8%)**	**(6.2%)**	**(7.0%)**	**(6.5%)**	**(9.6%)**	**(8.9%)**	

JMG Formation

Source: Public filings except for 4Q '15. 4Q '15 for Journal Media Group is a preliminary report of unaudited results. Revenue performance calculated on a pro forma basis to exclude impact of acquisitions and divestitures. In some instances, represents non-GAAP financial measures publically released by companies.

Note: 1) Merged Company Revenue, a non-GAAP financial measure, takes into account the newspaper mergers by adjusting the performance of all periods prior to the date of the newspaper mergers (April 1, 2015) to include the financial results as if the company had owned the Journal Communications newspaper business for the entire period
2) Reflects US Publishing Advertising Revenue Growth.
3) Performance in 4Q14 reflects Print Advertising as total advertising revenue growth is not available.
4) Includes marketing services revenue.

5 Journal Media Group

Comprehensive Multi-Step Process With Multiple Bidders Limited number of active strategic acquirers in industry Engaged in a competitive process with two parties who are aggressive acquirers, had expressed unsolicited interest and were believed to be capable of underwriting the greatest degree of operating synergies Both parties did extensive diligence before submitting proposals Both parties requested and received real estate related information Not expected to disturb tax-free treatment of the prior transactions between The E.W. Scripps Company and Journal Communications, Inc. $12/share final offer in a series of escalating bids and exceeds competing offer by a considerable margin JMG has had the ability to receive superior proposals since the merger announcement (with a 3% termination fee), but none received to date Journal Media Group 6

Robust Engagement by Board in Connection with Process Journal Media Group 7 All JMG Directors other than CEO are independent JMG Board of Directors actively engaged in process from its early stages through approval of transaction JMG Board of Directors met in person or by phone on multiple occasions to discuss the sale process and to provide direction to JMG management JMG Board of Directors regularly discussed the sale process in executive session without JMG management JMG’s non-executive Chairman participated fully through interactions with both Gannett and Party A at multiple points in the process and regular discussions with JMG management JMG’s non-executive Chairman engaged in direct outreach with multiple institutional investors regarding the transaction

Real Estate Holdings Have Been Appropriately Considered Owned real estate is comprised of many single-purpose and build-to-suit properties used in newspaper production; repositioning for alternative use would be difficult and costly Properties are actively used in the generation of company cash flows It is duplicative and inappropriate to include the value of cash generating assets in both estimates of cash-flow based measures of enterprise value and then again as a separate, additional, component of value Property in downtown Milwaukee was considered fully incremental (recently appraised at $5.4 million). This property was considered “excess” and explicitly incorporated by our financial advisor in evaluating the fairness of the merger consideration Journal Media Group 8 Milwaukee, WI Production Facility Port St. Lucie, Florida Knoxville, TN

Merger Provides Full and Fair Value to Shareholders Superior to Any Theoretical Alternatives Journal Media Group 9 Conducted a thorough process resulting in a fully-financed all cash bid at a substantial premium No credible or articulated alternative strategies advanced to provide for greater shareholder value JMG’s Board of Directors unanimously supported the transaction and unanimously recommends you vote “FOR” the approval of the Merger Agreement

Journal Media Group 10 Additional Information and Where to Find It The proposed merger involving Journal Media Group, Inc. (“JMG”) and Gannett Co., Inc. will be submitted to the shareholders of JMG for their consideration. JMG has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the proposed merger and mailed to its shareholders the definitive proxy statement on or about January 22, 2016. JMG urges investors and shareholders to read the proxy statement, as well as other documents filed with the SEC, because they contain important information. Investors and security holders are able to receive the proxy statement and other documents free of charge at the SEC’s web site, http://www.sec.gov or from JMG upon request to Jason R. Graham, Senior Vice President, Chief Financial Officer and Treasurer, at 414-224-2363 or jason.graham@JMG.com. Participants in the Merger Solicitation This communication is not a solicitation of a proxy from any investor or shareholder. However, JMG and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of JMG in connection with the proposed merger are set forth in the proxy statement. You can find information about JMG’s directors and executive officers in its Registration Statement on Form S-4 (Registration No. 333-201540) originally filed with the SEC on January 16, 2015 and declared effective on February 6, 2015 and JMG’s subsequently filed reports with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 31, 2015. These documents can be obtained free of charge from the sources indicated above. Forward-Looking Statements This communication contains certain forward-looking statements with respect to the financial condition, results of operations and business of JMG and certain plans and objectives of JMG with respect thereto, including certain matters relating to the proposed merger with Gannett Co., Inc. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, uncertainties as to the expected closing date of the proposed merger; potential disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the risk of litigation and other legal proceedings related to the proposed merger; changes in economic, business or political conditions, licensing requirements or tax matters; risks related to the timing (including possible delays) of the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the possibility that the proposed merger does not close, including, but not limited to, due to the failure to obtain shareholder approval or the failure to satisfy the other closing conditions; and the risk that the merger agreement may be terminated in certain circumstances that require us to pay Gannett a termination fee of $9 million. These forward-looking statements are based on numerous assumptions and assessments made by JMG in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors that it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. JMG does not assume any obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in JMG’s Annual Report on Form 10-K for the year ended December 31, 2014 and in its reports filed on Form 10-Q and Form 8-K during 2015.